UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

PRESBIA PLC

(Exact Name of Registrant as Specified in Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-36824 (Commission File Number)	98-1162329 (IRS Employer Identification No.)

120/121 Baggot Street Lower

Dublin 2 Ireland

(Address of Principal Executive Offices)(Zip Code)

+353 (1) 659 9446

Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Plan Amendment

On August 30, 2018, at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Presbia PLC (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Presbia PLC Incentive Plan, as amended (as amended by the Plan Amendment, the “Amended Plan”), which increases the number of shares reserved for issuance under the Amended Plan by 300,000 ordinary shares to 2,500,000 ordinary shares. The Company’s board of directors had previously approved the Plan Amendments, subject to stockholder approval, and the Plan Amendments became effective upon such stockholder approval.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 30, 2018, Presbia PLC (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on July 30, 2018.  The final voting results are set forth below.

Proposal 1: Election of Directors.

By separate resolutions, elect to our Board of Directors (the "Board") to serve as directors until the conclusion of the annual general meeting of shareholders held in 2019 the following individuals nominated by our Board.

Each of the following persons received the number of votes set opposite such person's name:

	For	Against	Abstain	Non Votes
Gerd Auffarth	15,197,309	15,591	21,267	1,574,412
Robert Cresci	15,184,369	49,698	100	1,574,412
Gerald Farrell	15,202,520	10,380	21,267	1,574,412
Zohar Loshitzer	15,184,169	49,898	100	1,574,412
Richard Ressler	15,140,143	93,924	100	1,574,412
Mark Yung	13,886,291	1,347,776	100	1,574,412

PROPOSAL 2 - Ratify, in a non-binding advisory vote, the appointment of Squar Milner LLP as the independent registered public accounting firm of Presbia PLC with respect to Presbia's U.S. financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor's remuneration.

For	Against	Abstain	Non Votes
16,606,298	190,496	11,785	0

PROPOSAL 3- Ratify, in a non-binding advisory vote, the appointment of Moore Stephens LLP as the independent statutory auditor of Presbia PLC with respect to Presbia's Irish financial statements and to authorize, in a binding vote, the Audit Committee of the Board to set such auditor's remuneration.

For	Against	Abstain	Non Votes
16,585,131	190,496	32,952	0

PROPOSAL 4 -To adopt an amendment to the Presbia Incentive Plan to increase the number of ordinary shares available for awards thereunder.

For	Against	Abstain	Non Votes
13,946,874	1,266,126	21,167	1,574,412

PROPOSAL 5 - To renew the board of directors existing authority under Irish law to allot and issue ordinary shares.

For	Against	Abstain	Non Votes
15,929,975	857,437	21,167	0

PROPOSAL 6 - To renew the board of directors' existing authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emptive right that would otherwise apply.

For	Against	Abstain	Non Votes
15,159,164	53,536	21,467	1,574,412

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESBIA PLC

By: /s/ Richard T. Fogarty
Name: Richard T. Fogarty
Title: Chief Accounting Officer

Dated:    September 6, 2018